Exhibit 99.1

CBI MARKET UPDATE

RICHMOND, VA. (June 11, 2009) —Commonwealth Biotechnologies, Inc. (“CBI”) (NASDAQ Capital Market :CBTE) is pleased to provide the following market update reporting on its recently executed term sheet to acquire all of the outstanding shares of GL Biochem (Shanghai) Ltd (“GL Biochem”).

1.	CBI MERGER WITH GL BIOCHEM

Following CBI’s announcement of June 8, 2009, CBI Management believes that the planned acquisition of GL Biochem (Shanghai) will create the largest supplier of research-grade peptides in the world. Based on 2008 results, the combined company had peptide-related sales of $17 million out of the estimated $100 million global market for non-GMP custom peptides. This information is based upon audited financial statements of CBI and unaudited financial statements of GL Biochem. Other key features of the planned acquisition are as follows:

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GL Biochem and its associated companies bring with them net income after tax of over $2 million, net assets of $8.5 million and have demonstrated compound annual revenue growth of over 40% and net asset growth of 60% for the last 5 years.

•	The combined company will employ over 1,000 chemists based in state-of-the-art facilities in Jiangsu, WuXi, and Shanghai (China), Melbourne (Australia) and Richmond (VA).

•	The acquisition coincides with the opening of a new Mimotopes China facility located at WuXi New City near Shanghai.

•	The combined company will employ over 30 sales staff based in North America, Europe, Asia and Australia.

•	The combined company will have a business relationship at some level with each of the top five Pharma companies and most of the major biotechnology companies working on peptide projects.

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As well as providing exposure to the increasing number of peptide-related discovery projects, the transaction provides CBI the opportunity to cross sell vertically integrated (peptidomimetic services and GMP synthesis) and horizontally integrated (peptide reagents, antibodies) offerings to these customers.

Why Focus on Peptides?

Peptides make up only a small proportion of the pharmaceutical products on the market today but represent one of the fastest growing classes of new drugs. Compared to traditional small molecule drugs, peptides typically have high activity and specificity, low toxicity and a high degree of potential chemical diversity. Several of the widely perceived disadvantages of peptide drugs, such as high cost of manufacture, short half-life and poor bioavailability have been largely addressed in recent years through the use of peptide libraries for target screening, improvements in manufacturing, the use of non-natural amino acids to increase stability and improvements in product formulation. The market for peptide drugs is now growing at a compound annual rate of 7.5 percent and is estimated to be worth in excess of $13.4 billion by 2010.

CBI’S PEPTIDE VALUE PROPOSITION?

Mimotopes: Mimotopes, which is a wholly owned subsidiary of CBI, develops, markets and distributes peptide and discovery chemistry products and services for the life-science sector. Established in Melbourne in 1989, Mimotopes now has a global customer base with sales offices and channels in the US, UK, Europe and Japan. Mimotopes’ proprietary technologies in solid phase synthesis, scavenging applications and biomolecular capture and immobilization, coupled with the extensive experience and expertise of its staff, have provided the company with a strong reputation and brand recognition in the industry. Mimotopes’ products include:

•	Custom Peptides: A wide range of peptide lengths, purities, quantities and modifications for biological research applications.

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PepSets™ Peptide Libraries: Peptide libraries for various screening applications in Proteomics, Immunology and Drug Discovery. Peptide libraries are a rapid and cost effective solution for a wide range of bioactivity screening purposes, from peptide epitope mapping and structure-activity studies, to the search for peptide drugs.

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SynPhase™ Lanterns: Modular solid phase substrates for organic synthesis, combinatorial chemistry, peptide chemistry, molecule scavenging and affinity applications. For example, Mimotopes supplied Infinity Pharmaceuticals, Inc. (INFI) with the SynPhase Lantern technology to facilitate Infinity’s diversity-oriented synthesis (DOS) platform, which accelerated the generation of new lead compounds for clinical development.

Mimotopes’ products and services target a growing market, but one that is experiencing a rapid increase in competition. The critical success factors for strength in the global marketplace in which Mimotopes leads the competition include:

1. Quality Assurance – quality assurance is a key success factor of this industry to ensure the manufacture of high quality products.

2. Experienced and knowledgeable staff – contract research requires highly knowledgeable and trained staff.

3. Historical track record – previous experience is important in attracting new customers and maintaining existing customers.

4. Economies of scale – economies of scale are important in this industry in order to keep administrative and other overhead costs low relative to COGS.

Mimotopes’ New China Operations: Mimotopes has established a new facility in Wuxi New City, China in partnership with Venturepharm Laboratories (www.venturepharm.com) and GL Biochem. The new facility employs Mimotopes’ peptide synthesis technology, follows the Mimotopes’ standard operating procedures (SOPs), and its staff is trained by Mimotopes’ employees.

Mimotopes—Genzyme Pharmaceutical Alliance:

Recent efforts in the manufacture of Good Manufacturing Practice (GMP) grade peptides have facilitated the development peptides as novel therapeutics. Costs have dropped significantly, with better availability of FMOC amino acids, resins and basic equipment. In order to provide its pre-clinical stage peptide customers with a smooth transition into the clinic, Mimotopes formed a global peptide alliance with Genzyme Pharmaceuticals (see www.peptidechain.com), to bring core expertise at either end of the development spectrum. The alliance was recently rated as one of the top five global GMP manufacturers and has provided clinical-stage peptide production services to several groups across the Asian region.

GL Biochem: GL Biochem, founded by Dr Hongyan Xu, is dedicated to the research, development, manufacture and marketing of diverse biochemical and fine chemicals, especially peptide, peptide reagents and related products. GL Biochem employs nearly 1,000 highly-trained staff in locations totalling 350,000 sf of laboratory and production space. The current production capacity for research-grade peptides has reached 10,000 purified peptides per month. During the past few years, GL Biochem has presented a wide range of products to customers in different industries and research communities worldwide, and has provided custom synthesis services to satisfy their special demands. Because of the high quality, on-time delivery and competitive prices, GL Biochem products have been well received by reputed peptide and pharmaceutical companies worldwide.

Conclusion

Peptides are an emerging class of drugs that have benefited significantly from recent technical advances. The merger of CBI with GL Biochem and associated companies will create a leading contract research organisation in the fast growing field of peptide drug development with operations in the US, China and Australia and expertise develop peptide therapeutics from the bench-top to the clinic. Specifically, the combination will provide:

•	Expansion into Asian markets: New global markets for Mimotopes’ products and services via access to GL Biochem’s sales and business development network in China and globally.

•	A broader client base: The ability to leverage existing relationships of both GL Biochem’s and Mimotopes’ global customer bases.

•	An experienced management team: The combination of two successful management teams from GL Biochem and Mimotopes will greatly assist in business growth and development for the combined entity.

About CBI

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates through: (1) CBI Services, a discovery phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty Ltd, Melbourne, Australia, a peptide and discovery chemistry business; and (4) Venturepharm (Asia), a contract research consortium specializing in drug discovery and development, process scale-up, formulation development, cGMP manufacturing and clinical trial management. For more information, visit CBI on the web at www.cbi-biotech.com.

About GL Biochem (Shanghai) Ltd

GL Biochem (Shanghai) Ltd is an international leader in the research, development, manufacture and marketing of diverse biochemical and fine chemicals, with a particular strength in peptides, peptide reagents and related products. With over 800 highly-trained staff and state-of-the-art facilities, GL Biochem is now the largest manufacturer of research-grade peptides and peptide reagents globally. For more information visit www.glschina.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Specifically, CBI cannot guaranty that:

•	the transaction referenced herein will close;

•	that, once audited in accordance with GAAP, GL Biochem’s financial performance will equal the performance referenced herein;

•	the combined companies will perform as anticipated on an ongoing basis;

•	the combined company will effectively use the new WuXi facility;

•	that CBI’s shareholders and lenders will approve this transaction; and

•	that the market for peptide drugs will continue to grow as referenced herein.

Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Further, all forward-looking statements included in this press release are based upon information available to CBI as of the date hereof. CBI assumes no obligation to update any such forward-looking statements.

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